Exhibit 10.12

GRUBHUB, INC.

PROTECTIVE AGREEMENT AND AGREEMENT NOT TO COMPETE

THIS PROTECTIVE AGREEMENT AND AGREEMENT NOT TO COMPETE is made and entered into as of the 7 day of October, 2011, by and between Adam DeWitt and GrubHub, Inc. and each of its subsidiaries, affiliates, successors or assigns (collectively, GrubHub, Inc. and each of its subsidiaries, affiliates, successors and assigns shall be referred to herein as the “Company”).

1. I acknowledge and agree that solely by virtue of my employment with the Company, I will acquire “Confidential Information,” as well as special knowledge of the Company’s relationships with its customers, prospective customers and suppliers, and that, but for my association with the Company, I will not have had access to the Confidential Information or knowledge of the relationships. As a condition precedent to the Company employing me and as consideration for my employment, I represent and warrant as follows:

A. I have voluntarily signed this Agreement after determining that the provisions contained in this Agreement are of a material benefit to me, and that the duties and obligations imposed on me are fair and reasonable and will not prevent me from earning a comparable livelihood following the termination of my employment with the Company.

B. I have read and fully understand the terms of this Agreement and have considered its benefits and consequences. I also have informed the Company of, and provided the Company with copies of, any non-competition, confidentiality, work-for-hire or similar agreements to which I am subject or may be bound.

C. I agree that, during the time of my employment with the Company and for a period of one (1) year after the termination of my employment, whether voluntary or involuntary, I will not, directly or indirectly, except on behalf of the Company:

(1) contact, solicit or accept if offered to me, or direct any person or entity to contact, solicit or accept if offered to it, any of the Company’s customers or prospective customers for the purpose of providing any products and/or services that are the same as or similar to the products and services provided by the Company to its customers during the term of my employment or for the purpose of otherwise interfering with the business relationships between the Company and its customers or prospective customers; or

(2) solicit or accept if offered to me, with or without solicitation, on my own behalf or on behalf of any other person or entity, the services of any person who is a current employee of the Company (or was an employee of the Company during the year preceding such solicitation), nor solicit any of the Company’s current employees (or any individual who was an employee of the Company during the year preceding such solicitation) to terminate employment or an engagement with the Company, nor agree to hire any current employee (or any individual who was an employee of the Company during the year preceding such hire) of the Company into employment with me or any other person or entity; or

(3) act as a consultant, advisor, employee, director or shareholder for or on behalf of any of the Company’s customers, prospective customers or suppliers and thereby provide services or products that are the same or similar to the services or products sold or made available by the Company; or

(4) become associated with any business, whether as an investor (excluding investments representing less than five percent (5%) of the common stock of a public company), lender, owner, stockholder, officer, director, employee, agent or in any other capacity, involved in the marketing or providing of services or products then constituting ten percent (10%) or more of the current year’s (or most recent completed year’s) annual revenues of the Company.

D. I agree that, during the time of my employment with the Company and for a period of one (1) year after the termination of my employment, whether voluntary or involuntary, I will not, directly or indirectly, whether as owner, partner, shareholder, director, principal, member, officer, manager, consultant, agent, employee, co-venturer or otherwise:

(1) engage or participate in any business activity anywhere in the United States that develops, manufactures or markets any products, or performs any services, that are otherwise competitive with or similar to the products or services of the Company, or products or services that the Company or its affiliates, has under development or that are subject of active planning at any time during my employment (“Competitive Services”); or

(2) own or operate any business anywhere in the United States which engages or participates in Competitive Services.

E. I acknowledge and agree that the scope described in subparagraphs C and D above is necessary and reasonable in order to protect the Company’s Confidential Information and good will in the conduct of its business and that, if I become employed by another employer, I will be required to disclose the existence of this Paragraph 1 to such employer and I consent to and the Company is given permission to disclose the existence of this Paragraph 1 to such employer. I further acknowledge and agree that, if I breach any of the requirements of subparagraphs C or D, the one (1) year restricted period set forth therein shall be tolled during the time of such breach.

F. For purposes of this Paragraph 1: (i) “customer” is defined as any person or entity that purchased any type of product and/or service from the Company or is or was doing business with the Company or me within the twelve (12) month period immediately preceding termination of my employment; (ii) “prospective customer” is defined as any person or entity contacted or solicited by the Company or me (whether directly or indirectly) or who contacted the Company or me (whether directly or indirectly) within the twelve (12) month period immediately preceding termination of my employment for the purpose of having such persons or entities become a customer of the Company; and (iii) “supplier” is defined as any person or entity who is or was supplying products or services to the Company within the twelve (12) month period immediately preceding termination of my employment.

G. I agree that both during my employment and thereafter I will not use for myself or disclose to any person not employed by the Company any “Confidential Information” of the Company acquired by me during my relationship with the Company, except where such disclosure is consented to, or approved by, the Company. I agree that “Confidential Information” includes but is not limited to: (1) any financial, engineering, business, planning, research, operations, services, products, technical information and/or know-how, organization charts, prototypes, formulas, production, marketing, pricing, sales, profit, personnel, customer, prospective customer, supplier, or other lists or information of the Company; (2) any papers, data, records, processes, techniques, systems, models, samples, devices, equipment, customer lists, or documents of the Company; (3) any confidential information or trade secrets of any third party provided to the Company in confidence or subject to other use or disclosure restrictions or limitations; and (4) any other information, written, oral or electronic, whether existing now or at some time in the future, which pertains to the Company’s affairs or interests or with whom the Company does business. The Company acknowledges and agrees that Confidential Information does not include (a) information properly in the public domain, or (b) information in my possession prior to the date of my original employment with the Company, except to the extent that such information is or has become a trade secret of the Company or is or otherwise has become the property of the Company.

H. During and after my employment, I will not remove from the Company’s premises any documents, records, files, notebooks, reports, video or audio recordings, computer printouts, programs or software, price lists, microfilm, drawings, customer lists, or other similar documents containing Confidential Information, including copies thereof, whether prepared by me or others, except as my duty shall require, and in such cases, will promptly return such items to the Company. Upon termination of my employment with the Company or at any time upon demand by the Company, all such items including summaries or copies, then in my possession, will be returned to the Company immediately.

I. I recognize and agree that all ideas, inventions, patents, copyrights, copyright designs, trade secrets, trademarks, mask work rights, processes, discoveries, enhancements, software, source code, database rights, catalogues, prints, business applications, plans, writings, and other developments or improvements and all other intellectual property and proprietary rights and any derivative works based thereon (the “Inventions”) made, conceived, or completed by me, alone or with others, during the time of my employment, whether or not during working hours, that are within the scope of the Company’s business operations, or that relate to any of the Company’s work or projects, are the sole and exclusive property of the Company. I further agree that (1) I will promptly disclose all Inventions to the Company and hereby assign to the Company all present and future rights I have or may have in those Inventions; and (2) all of the Inventions eligible under the copyright laws are “work made for hire.” At the request of and without charge to the Company, I will do all things deemed by the Company to be reasonably necessary to perfect title to the Inventions in the Company and to assist in obtaining for the Company such patents, copyrights or other protection as may be provided under law and desired by the Company, including but not limited to executing and signing any and all relevant applications, assignments, or other instruments. Notwithstanding the foregoing, I acknowledge that, pursuant to the Employee Patent Act, Illinois Public Act 83-493, the

Company has informed me that the provisions of this Paragraph I will not apply to any Inventions for which no equipment, supplies, facility or trade secret information of the Company was used and which were developed entirely on my own time, unless (1) the Invention relates (i) to the business of the Company, or (ii) to actual or demonstrably anticipated research or development of the Company, or (2) the Invention results from any work performed by me for the Company.

J. I acknowledge and agree that all customer lists, supplier lists, and customer and supplier information, including, without limitation, addresses and telephone numbers, are and will remain the exclusive property of the Company, regardless of whether such information was developed, purchased, acquired, or otherwise obtained by the Company or by me. I agree to furnish to the Company on demand at any time during my employment, and upon termination of my employment, my complete list of the correct names and places of business and telephone numbers of all of its customers served by me, including all copies thereof wherever located. I also acknowledge and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

K. It is agreed that any breach of any of the covenants contained in this Paragraph 1 will result in irreparable harm and continuing damages to the Company and its business and that the Company’s remedy at law for any such breach will be inadequate and, accordingly, in addition to any and all other remedies that may be available to the Company, any court of competent jurisdiction may issue a decree of specific performance or issue a temporary and permanent injunction, without the necessity of the Company posting bond or furnishing other security and without proving special damages or irreparable injury, enjoining and restricting the breach of any such covenant. I agree to pay all of the Company’s costs and expenses, including reasonable attorneys’ and accountants’ fees, incurred if the Company is successful in enforcing such covenants, and the Company agrees to pay all of my costs and expenses, including reasonable attorneys’ and accountants’ fees, incurred if the Company is unsuccessful in enforcing such covenants.

2. Nothing contained in this Agreement creates any right of employment or limits or restricts the Company’s or my right to terminate my employment at any time with or without cause.

3. It is our intention that all provisions of this Agreement be enforced to the fullest extent permitted by law. If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be. The Company and I further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if we are unable to agree upon a lawful substitute, the Company and I desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify those restrictions in this Agreement that, once modified, will result in an agreement that is enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement. This Agreement contains the entire understanding and agreement between us with respect to this subject matter, and supersedes all prior oral and written agreements, if any, between us with respect to that subject matter. I understand and acknowledge that the Company’s rights under this Agreement shall inure to the benefit of any of its successors and/or assigns, and I shall continue to be bound by the terms hereof with any of the Company’s successors and/or assigns.

4. I understand that the Company does not wish to incorporate any unlicensed or unauthorized material into its products or services or those of its subsidiaries. Therefore, I agree that I will not knowingly disclose to the Company, use in the Company’s business, or cause the Company to use, any information or material which is confidential or proprietary to any third party including, but not limited to, any former employer, competitor or client, unless the Company has a right to receive and use such information. I will not incorporate into my work any material that is subject to the copyrights of any third party unless the Company has a written agreement with that third party or otherwise has the right to receive and use such information.

5. This Agreement will be governed and construed in accordance with the laws of the State of Delaware, including the internal conflicts of law. I agree and consent to submit to personal jurisdiction in the State of Illinois in any state or federal court of competent subject matter jurisdiction situated in Cook County, Illinois. I further agree to waive any right I otherwise may have to a trial by jury in any action to enforce the terms of this Agreement.

We have executed this Agreement on the day and year first above written.

GrubHub, Inc.

By:

Employee	Name:	M. MALONEY
ADAM DEWITT	Title:	CEO

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